UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2006, Altera Corporation received a written Staff Determination notice from the Nasdaq Stock Market, stating that Altera is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended March 31, 2006. Altera Corporation issued a press release on May 17, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Nasdaq Staff Determination notice indicated that Altera’s securities will be delisted from the Nasdaq Stock Market unless Altera requests a hearing before a Nasdaq Listing Qualifications Panel. Accordingly, Altera Corporation will request a hearing before a hearing panel to review the Nasdaq Staff Determination notice. A timely request for a hearing will stay the delisting pending the hearing and a decision by the hearing panel. There can be no assurance that the hearing panel will grant Altera’s request for continued listing.

On May 8, 2006, Altera announced that its board of directors has established a special committee comprised of independent directors to conduct an internal review of its historical stock option practices and related accounting treatment. The special committee is being assisted by independent legal counsel and outside accounting experts. Altera intends to file its Form 10-Q as soon as practicable after completion of the special committee’s review.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1      Press Release dated May 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Vice President, General Counsel, and Secretary

Dated: May 17, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 17, 2006